ICM SERIES TRUST
                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of the 1st day of January, 2002, and amended and restated as of the "Effective Date" defined below, by and between ICM Series Trust, a Massachusetts business trust, with its principal office and place of business at 21 Custom House Street, Boston, MA 02110 (the "Trust"), and Forum Fund Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value ("Shares") in separate series and classes; and

         WHEREAS, Forum is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries;

         WHEREAS, the Trust offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Trust in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Trust desires that Forum offer, as principal underwriter, the Shares of each Fund and Class thereof to the public and Forum is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

         WHEREAS, on or about October 1, 2004, the ownership of Forum will change such that an "assignment," as defined in the 1940 Act, will occur;

         WHEREAS,   such   assignment   will  require  that  this  Agreement  be
re-executed in the same form as previously approved; and

         WHEREAS,   this  amended  and  restated   Agreement  will  take  effect
immediately after such change in control occurs (the "Effective Date").

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints Forum, and Forum hereby agrees, to act as distributor of the Shares for the period and on the terms set forth in this Agreement.

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         (b) In  connection  therewith,  the Trust has delivered to Forum copies of: (i) the Trust's Declaration of Trust and Bylaws (collectively, as amended from time to time, "Organizational Documents"); (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange
Commission   ("SEC")  pursuant  to  the  Securities  Act  of  1933,  as  amended
("Securities Act"), or the 1940 Act ("Registration Statement"); (iii) the current prospectuses and statements of additional information of each Fund and
Class  thereof  (collectively,   as  currently  in  effect  and  as  amended  or
supplemented, the "Prospectus"); (iv) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust with respect to the Funds (e.g., repurchase agreement procedures), and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Trust shall deliver to Forum: (x) a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Funds; and (z) any other documents, materials or information that Forum shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         SECTION 2.  EXCLUSIVE NATURE OF DUTIES

         Forum shall be the exclusive representative of the Trust to act as distributor of the Funds except that the rights given under this Agreement to Forum shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or Class thereof; (ii) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by a Fund's shareholders of dividends or other distributions; or (iv) any other offering by the Trust of securities to its shareholders (collectively "exempt transactions").

         SECTION 3.  OFFERING OF SHARES

         (a) Forum shall have the right to buy from the Trust the Shares needed to fill unconditional orders for unsold Shares of the Funds as shall then be effectively registered under the Securities Act placed with Forum by investors or selected dealers or selected agents (each as defined in Section 11 hereof) acting as agent for their customers or on their own behalf. Alternatively, Forum may act as the Trust's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Funds as shall then be effectively registered under the Securities Act. Forum will promptly forward all orders and subscriptions to the Trust. The price that Forum shall pay for Shares purchased from the Trust shall be the net asset value per Share, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which the orders are based. Shares purchased by Forum are to be resold by Forum to investors at the public offering price, as set forth in Section 3(b) hereof, or to selected dealers or selected agents acting as agent for their customers that have entered into agreements with Forum pursuant to Section 11 hereof or acting on their own behalf. The Trust reserves the right to sell Shares directly to investors through subscriptions received by the Trust, but no such direct sales shall affect the sales charges due to Forum hereunder.

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

         (b) The public offering price of the Shares of a Fund, i.e., the price per Share at which Forum or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the applicable Prospectus, shall be the public offering price determined in accordance with the then currently effective Prospectus of the Fund or Class thereof under the Securities Act relating to such Shares. The public offering price shall not exceed the net asset value at which Forum, when acting as principal, is to purchase such Shares, plus, in the case of Shares for which an initial sales charge is assessed, an initial charge equal to a specified percentage or percentages of the public offering price of the Shares as set forth in the current Prospectus relating to the Shares. In the case of Shares for which an initial sales charge may be assessed, Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus relating to the Shares. The Trust will advise Forum of the net asset value per Share at each time as the net asset value per Share shall have been determined by the Trust and at such other times as Forum may reasonably request.

         (c) The net asset value per Share of each Fund or Class thereof shall be determined by the Trust, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus on each Fund business day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

         (d) The Trust reserves the right to suspend the offering of Shares of a Fund or of any Class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension Forum shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

         (e) The Trust, or any agent of the Trust designated in writing to Forum by the Trust, shall be promptly advised by Forum of all purchase orders for Shares received by Forum and all subscriptions for Shares obtained by Forum as agent shall be directed to the Trust for acceptance and shall not be binding until accepted by the Trust. Any order or subscription may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Trust or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Trust or its designated agent of payment thereof, will issue such Shares in certificated or uncertificated form pursuant to the instructions of Forum. Forum agrees to cause such payment and such instructions to be delivered promptly to the Trust or its designated agent.

         SECTION 4.  REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

         (a) Any of the outstanding Shares of a Fund or Class thereof may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organizational Documents and the Prospectus relating to the Shares. The price to be paid to redeem or repurchase the Shares of a Fund of Class thereof shall be equal to the net asset value calculated in accordance with the provisions of Section 3(c) hereof less, in the case of Shares for which a deferred sales charge is assessed, a deferred sales charge equal to a specified percentage or percentages of the net asset value of those Shares as from time to time set forth in the Prospectus relating to those Shares [or their

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

cost, whichever is less.] Shares of a Fund or Class thereof for which a deferred sales charge may be assessed and that have been outstanding for a specified period of time may be redeemed without payment of a deferred sales charge as from time to time set forth in the Prospectus relating to those Shares.

         (b) The Trust or its designated agent shall pay (i) the total amount of the redemption price consisting of the redemption price less any applicable deferred sales charge to the redeeming shareholder or its agent and (ii) except as may be otherwise required by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers Regulation, Inc. (the "NASD") and any interpretations thereof, any applicable deferred sales charges to Forum in accordance with Forum's instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Trust or its agent having received the notice of redemption in proper form.

         (c) Redemption of Shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of a Fund's net assets, or during any other period when the SEC so requires or permits.

         SECTION 5.  DUTIES AND REPRESENTATIONS OF FORUM

     (a) Forum shall use reasonable efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. Forum shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of Forum to the Trust hereunder are not to be deemed exclusive, and nothing herein contained shall prevent Forum from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

     (b) In selling Shares of the Funds, Forum shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. None of Forum, any selected dealer, any selected agent or any other person is authorized by the Trust to give any information or to make any representations other than as is contained in a Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the Trust or its agents.

     (c) Forum shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the 1934 Act and the NASD.

     (d) Forum represents and warrants to the Trust that:

     (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

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

     (ii) It is duly qualified to carry on its business in the State of Maine;

     (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

     (iv) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

     (v) It has access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

     (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

     (vii) It is registered under the 1934 Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the rules and regulations of the NASD, and it will notify the Trust if its membership in the NASD is terminated or suspended.

     (e) Notwithstanding anything in this Agreement, including the Appendices, to the contrary, Forum makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

         SECTION 6.  DUTIES AND REPRESENTATIONS OF THE TRUST

     (a) The Trust shall furnish to Forum copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund business days prior to such delivery and shall furnish Forum copies of all other financial statements, documents and other papers or information which Forum may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to Forum the number of copies of the Funds' Prospectuses as Forum shall reasonably request.

     (b) The Trust shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Trust, all action necessary to fix the number of authorized Shares (if such number is not limited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

     (c) The Trust shall execute any and all documents, furnish to Forum any and all information, otherwise use its best efforts to take all actions that may be reasonably necessary and cooperate with Forum in taking any action as may be necessary to register or qualify Shares for sale under the securities laws of the various states of the United States and other jurisdictions ("States") as Forum shall designate (subject to approval by the Trust); provided that Forum shall not be required to register as a broker-dealer or file a consent to service of process in any State and neither the Trust nor any Fund or Class thereof  shall  be  required  to  qualify  as a  foreign
corporation, trust or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. Forum shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such registration or qualification.

         (d) The Trust represents and warrants to Forum that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

         (ii) It is empowered under applicable laws and by its Organizational Documents to enter into and perform this Agreement;

         (iii) All proceedings required by the Organizational Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

         (iv) It is an open-end management investment company registered with the SEC under the 1940 Act;

         (v) All Shares, when issued, shall be validly issued, fully paid and non-assessable;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

         (vii) The Registration statement is currently effective and will remain effective with respect to all Shares of the Funds and Classes thereof being offered for sale;

         (viii) The Registration Statement and Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

         (ix) The Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

         (x) It will from time to time file such amendment or amendments to the Registration Statement and Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated  therein  or  necessary  to make any  statements
         therein   not   misleading   to  a  purchaser   of  Shares   ("Required
         Amendments");

         (xi) It shall not file any amendment to the Registration Statement or Prospectuses without giving Forum reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or Prospectuses, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional; and

         (xii) Any amendment to the Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectuses will, when be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

         SECTION 7.  STANDARD OF CARE

     (a) Forum shall use its best judgment and reasonable efforts in rendering services to the Trust under this Agreement but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall not be liable to the Trust or any of the Trust's shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of Forum in the absence of bad faith, willful misfeasance or negligence in the performance of Forum's duties or obligations under this Agreement or by reason or Forum's reckless disregard of its duties and obligations under this Agreement.

     (b) Forum Indemnitees (as defined in Section 8) shall not be liable for any action taken or failure to act in reasonable and good faith reliance upon:

         (i) the advice of the Trust or the Trust's outside counsel, or the advice of counsel to Forum or to Forum Administrative Services, LLC; provided, however, that a Forum Indemnitee shall not be so exculpated, and shall not be indemnified and held harmless hereunder, if it relies with respect to such matter solely on advice rendered by counsel to Forum if such advice or opinion of such counsel is rendered negligently;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

         (iii) any written instruction or certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

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

         (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the Trust or other proper party or parties;

and Forum shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

         (c) Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent Forum's obligations hereunder are to oversee or monitor the activities of third parties, Forum shall not be liable for any failure or delay in the performance of Forum's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Forum.

         SECTION 8.  INDEMNIFICATION

         (a) The Trust will indemnify, defend and hold Forum, its employees, agents, directors and officers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Forum Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) which any Forum Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectuses or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection with the preparation of the Registration Statement or exhibits to the Registration Statement by or on behalf of Forum ("Forum Claims").

         After receipt of Forum's notice of termination under Section 13(e), the Trust shall indemnify and hold each Forum Indemnitee free and harmless from and against any Forum Claim; provided, that the term Forum Claim for purposes of this sentence shall mean any Forum Claim related to the matters for which Forum has requested amendment to the Registration Statement and for which the Trust has not filed a Required Amendment, regardless of with respect to such matters whether any statement in or omission from the Registration Statement was made in reliance upon, or in conformity with, information furnished to the Trust by or on behalf of Forum.

     (b) The Trust may assume the defense of any suit brought to enforce any Forum Claim and may retain counsel of good standing chosen by the Trust and approved by Forum, which approval shall not be withheld unreasonably. The Trust shall advise Forum that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Trust assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Trust does not assume the defense of any such suit, or if Forum does not approve of counsel chosen by the Trust or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Trust, the Trust will reimburse any Forum Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Forum Indemnitee shall not settle or confess any claim without the prior written consent of the Trust, which consent shall not be unreasonably withheld or delayed.

     (c) Forum will indemnify, defend and hold the Trust, its employees, agents, officers and Trustees (collectively, the "Trust Indemnitees"), free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith), but only to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon:

         (i) any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in writing in connection with the preparation of the Registration Statement or Prospectus by or on behalf of Forum;

         (ii) any act of, or omission by, Forum or its sales representatives that does not conform to the standard of care set forth in Section 7 of this Agreement ("Trust Claims");

         (iii) any breach of this Agreement by Forum; or

         (iv) Forum's violation of law.

     (d) Forum may assume the defense of any suit brought to enforce any Trust Claim and may retain counsel of good standing chosen by Forum and approved by the Trust, which approval shall not be withheld unreasonably. Forum shall advise the Trust that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If Forum assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If Forum does not assume the defense of any such suit, or if Trust does not approve of counsel chosen by Forum or has been advised that it may have available defenses or claims that are not available to or conflict with those available to Forum, Forum will reimburse any Trust Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Trust Indemnitee shall not settle or confess any claim without the prior written consent of Forum, which consent shall not be unreasonably withheld or delayed.

     (e) The Trust's and Forum's obligations to provide indemnification under this Section is conditioned upon the Trust or Forum receiving notice of any action brought against a Forum Indemnitee or Trust Indemnitee, respectively, by the person against whom such action is brought within twenty (20) days after the summons or other first legal process is served. Such notice shall refer to the person or persons against whom the action is brought. The failure to provide such notice shall not relieve the party entitled to such notice of any liability that it may have to any Forum Indemnitee or Trust Indemnitee except to the extent that the ability of the party entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

     (f) The provisions of this Section and the parties' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Forum Indemnitee or Trust Indemnitee and shall survive the sale and redemption of any Shares made pursuant to subscriptions obtained by Forum. The indemnification provisions of this Section will inure exclusively to the benefit of each person that may be a Forum Indemnitee or Trust Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

     (g)  Each  party  agrees   promptly  to  notify  the  other  party  of  the
commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares.

     (h) Nothing contained herein shall require the Trust to take any action contrary to any provision of its Organizational Documents or any applicable statute or regulation or shall require Forum to take any action contrary to any provision of its Organizational Documents or any applicable statute or regulation; provided, however, that neither the Trust nor Forum may amend their Organizational Documents in any manner that would result in a violation of a representation or warranty made in this Agreement.

     (i) Nothing contained in this section shall be construed to protect Forum against any liability to the Trust or its security holders to which Forum would otherwise be subject by reason of its failure to satisfy the standard of care set forth in Section 7 of this Agreement.

         SECTION 9.  NOTIFICATION BY THE TRUST

         The Trust shall advise Forum immediately: (i) of any request by the SEC for amendments to the Trust's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Trust's Registration Statement or any Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Trust's then current Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the SEC with respect to any amendments to the Trust's Registration Statement or Prospectus which may from time to time be filed with the Commission under the 1940 Act or the Securities Act.

         SECTION 10.  COMPENSATION; EXPENSES

         (a) In consideration of Forum's services in connection with the distribution of Shares of each Fund and Class thereof, Forum shall receive: (i) any applicable sales charge assessed upon investors in connection with the purchase of Shares; (ii) from the Trust, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares; (iii) from the Trust, the [distribution service fees] with respect to the Shares of those Classes as designated in Appendix A for which a Plan is effective (the "Distribution Fee"); and (iv) from the Trust, the [shareholder service fees] with respect to the Shares of those Classes as designated in Appendix A for which a Service Plan is effective (the "Shareholder Service Fee"). The Distribution Fee and Shareholder Service Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund business day after month-end, at the rate or in the amounts set forth in Appendix A [and, as applicable, the Plan(s)]. The Trust grants and transfers to Forum a general lien and security interest in any and all securities and other assets of a Fund now or hereafter maintained in an account at the Fund's custodian on behalf of the Fund to secure any Distribution Fees and Shareholder Service Fees owed Forum by the Trust under this Agreement.

         (b) The Trust shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable Prospectus and shall cause the Transfer Agent to pay such amounts over to Forum as promptly as possible after the settlement date for each redemption of Shares.

         (c) Except as specified in Sections 8 and 10(a), Forum shall be entitled to no compensation or reimbursement of expenses for the services provided by Forum pursuant to this Agreement. [Forum may receive compensation from Ironwood Capital Management, LLC. ("Adviser") for its services hereunder or for additional services all as may be agreed to between the Adviser and Forum and disclosed to the Board.]

         (d) The Trust shall be responsible and assumes the obligation for payment of all the expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectuses (including but not limited to the expense of setting in type the Registration Statement and Prospectuses and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

         (e) The Trust shall bear the cost and expenses: (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Trust, the Funds or the Classes thereof (but not Forum) as an issuer or as a broker or dealer, in such States as shall be selected by the Trust and Forum pursuant to Section 6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Trust decides to discontinue registration or qualification pursuant to Section 6(c) hereof. Forum shall pay all expenses relating to Forum's broker-dealer qualification.

         SECTION 11.  SELECTED DEALER AND SELECTED AGENT AGREEMENTS

         Subject to approval of the Board, Forum shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents. The Trust shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Shares of each Fund or Class thereof shall be resold by selected dealers or selected agents only at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, Forum shall offer and sell Shares of the Funds only to such selected dealers as are members in good standing of the NASD.

         SECTION 12.  CONFIDENTIALITY

         Forum agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may:

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies;

         (c) release such other information as approved by the Trust, which approval shall not be withheld where Forum is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that Forum shall seek the approval of the Trust as promptly as possible so as to enable the Trust to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Trust; and

         (d) Forum shall abide by the Trust's privacy policy pursuant to Regulation S-P promulgated under Section 504 of the Gramm-Leach-Bliley Act.

         SECTION 13.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Fund on the later of (i) the date first written above. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund for a period of one year from its effectiveness and thereafter shall continue in effect with respect to a Fund until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust (x) who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) and
(y) with respect to each class of a Fund for which there is an effective Plan, who do not have any direct or indirect financial interest in any such Plan applicable to the class or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such approval.

         (c) This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each class of a Fund for which there is an effective Plan, a majority of Trustees of the Trust who do not have any direct or indirect financial interest in any such Plan or in any agreements related to the Plan, on sixty (60) days' written notice to Forum or (ii) by Forum on sixty (60) days' written notice to the Trust.

         (d) This Agreement shall automatically terminate upon its assignment and upon the termination of Forum's membership in the NASD.

         (e) If the Trust shall not file a Required Amendment within fifteen days following receipt of a written request from Forum to do so, Forum may, at its option, terminate this Agreement immediately.

         (f) The obligations of Sections 8, 9, 12, 13(f), 16 17(a) and 17(j); shall survive any termination of this Agreement.

         SECTION 14.  NOTICES

         Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if personally delivered or sent by telegram, facsimile or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by the other party to the party giving such notice, and unless and until changed pursuant to the foregoing provisions hereof each such notice shall be addressed to the Trust or Forum, as the case may be, at their respective principal places of business.

         SECTION 15.  ACTIVITIES OF FORUM

         Except to the extent necessary to perform Forum's obligations hereunder, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's employees, agents, officers or directors who may also be a Trustee, officer or employee of the Trust, or affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 16.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 17.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both Forum and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal addresses, set forth above, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                           ICM SERIES TRUST


                                           By:      /S/ WARREN J. ISABELLE
                                              ----------------------------------
                                                    Warren J. Isabelle
                                                    President



                                           FORUM FUND SERVICES, LLC


                                                    By:      /S/ CARL A. BRIGHT
                                                --------------------------------
                                                    Carl A. Bright
                                                    President

                                ICM SERIES TRUST
                             DISTRIBUTION AGREEMENT

                       APPENDIX A -- DATED JANUARY 1, 2002


                               FUNDS OF THE TRUST:



o        ICM/Isabelle Small-Cap Value Fund

                              CLASSES OF THE TRUST:

o        Investment Shares
o        Institutional Shares





                                      -A1-